Registration No. 333-

As filed with the Securities and Exchange Commission on November 2, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Great Elm Capital Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3219054
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

200 Clarendon Street, 51st Floor

Boston, MA 02116

(Address of Principal Executive Offices) (Zip Code)

Great Elm Capital Group, Inc. 2016 Long-Term Incentive Compensation Plan

Great Elm Capital Group, Inc. 2016 Employee Stock Purchase Plan

(Full Title of the Plan)

Richard S. Chernicoff

Chief Executive Officer

Great Elm Capital Group, Inc.

200 Clarendon Street, 51st Floor

Boston, MA 02116

(Name and Address of Agent for Service of Process)

(617) 735-3500

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael J. Mies, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Ave., Suite 1400

Palo Alto, California 94301

Tel: (650) 470-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	◻		Accelerated filer	☒

Non-accelerated filer	◻	(Do not check if a smaller reporting company)	Smaller reporting company	◻

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value, to be issued pursuant to the Great Elm Capital Group, Inc. 2016 Long-Term Incentive Compensation Plan (“LTIP”)	2,550,000	$3.78	$9,639,000.00	$1,117,16
Common Stock, $0.001 par value, to be issued pursuant to the Great Elm Capital Group, Inc. 2016 Employee Stock Purchase Plan (“ESPP”)	900,000	$3.78	$3,402,000	$394.29
Total	3,450,000		$13,041,000	$1,511.45
(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock of Great Elm Capital Group, Inc. (which changed its name from Unwired Planet, Inc. on June 16, 2016) (the “Registrant”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act, and based upon the average of the high and low prices of the Common Stock reported on the Nasdaq Global Select Market on November 1, 2016.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*The documents containing the information specified in Part I of Form S-8 will be sent or delivered to participants in the Great Elm Capital Group, Inc. 2016 Long-Term Incentive Compensation Plan and the Great Elm Capital Group, Inc. 2016 Employee Stock Purchase Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Great Elm Capital Group, Inc., a Delaware corporation (the “Registrant”), with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)  The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2016, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on September 14, 2016;

(b)  The Registrant’s Current Report on Form 8-K filed with the SEC on October 17, 2016, pursuant to Section 13(a) or 15(d) of the Exchange Act;

(c)  The description of the Registrant’s capital stock contained in the registration statement on Form 8-A (File No. 000-25687) filed with the SEC on April 1, 1999 to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such prior statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of the Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.  The Registrant’s amended and restated certificate of incorporation provides for this limitation of liability.  The Registrant has entered into indemnification agreements with its directors that provide for the Registrant to indemnify them to the fullest extent permitted by Delaware law.

Section 145 of the DGCL, or Section 145, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The Registrant’s amended and restated bylaws provide that the Registrant must indemnify, and advance expenses to, its directors and officers to the full extent authorized by the DGCL.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s amended and restated certificate of incorporation, the Registrant’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Registrant shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Registrant’s board of directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K filed on November 15, 2013 and incorporated herein by reference)

Exhibit 4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K filed on January 5, 2016 and incorporated herein by reference)

Exhibit 4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K filed on January 11, 2016 and incorporated herein by reference)

Exhibit 4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K filed on June 16, 2016 and incorporated herein by reference)

Exhibit 4.5	Amended and Restated Bylaws (filed as Exhibit 3.2 to the Form 8-K filed on February 6, 2015 and incorporated herein by reference)

Exhibit 4.6	Form of the Registrant’s common stock certificate (filed as Exhibit 4.1 to the Form 10-K filed on September 14, 2016 and incorporated herein by reference)

Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the securities being registered

Exhibit 23.1	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm

Exhibit 23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1	Great Elm Capital Group, Inc. 2016 Long-Term Incentive Compensation Plan (filed as Annex D to the Proxy Statement filed on May 25, 2016 and incorporated herein by reference)

Exhibit 99.2	Great Elm Capital Group, Inc. 2016 Employee Stock Purchase Plan (filed as Annex E to the Proxy Statement filed on May 25, 2016 and incorporated herein by reference)

Item  9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, in the Commonwealth of Massachusetts, on this 2nd day of November, 2016.

GREAT ELM CAPITAL GROUP, INC.

By:	/s/ Richard S. Chernicoff
Richard S. Chernicoff
Chief Executive Officer, President, and
Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Great Elm Capital Group, Inc., hereby severally constitute and appoint Richard S. Chernicoff and Peter A. Reed, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Great Elm Capital Group, Inc.., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities below on November 2, 2016.

Name	Title(s)
Chief Executive Officer, President, Secretary, and Director (Principal Executive Officer)
/s/ Richard S. Chernicoff
Richard S. Chernicoff

/s/ James D. Wheat	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
James D. Wheat

/s/ Jess M. Ravich	Director
Jess M. Ravich

/s/ Peter A. Reed	Director
Peter A. Reed

/s/ Boris Teksler	Director
Boris Teksler

/s/ Hugh Steven Wilson	Director
Hugh Steven Wilson

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K filed on November 15, 2013 and incorporated herein by reference)

Exhibit 4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K filed on January 5, 2016 and incorporated herein by reference)

Exhibit 4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K filed on January 11, 2016 and incorporated herein by reference)

Exhibit 4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K filed on June 16, 2016 and incorporated herein by reference)

Exhibit 4.5	Amended and Restated Bylaws (filed as Exhibit 3.2 to the Form 8-K filed on February 6, 2015 and incorporated herein by reference)

Exhibit 4.6	Form of the Registrant’s common stock certificate (filed as Exhibit 4.1 to the Form 10-K filed on September 14, 2016 and incorporated herein by reference)

Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the securities being registered

Exhibit 23.1	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm

Exhibit 23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1	Great Elm Capital Group, Inc. 2016 Long-Term Incentive Compensation Plan (filed as Annex D to the Proxy Statement filed on May 25, 2016 and incorporated herein by reference)

Exhibit 99.2	Great Elm Capital Group, Inc. 2016 Employee Stock Purchase Plan (filed as Annex E to the Proxy Statement filed on May 25, 2016 and incorporated herein by reference)